Exhibit

10.71	April 3, 2012, line of credit document with the Business Credit division of Wells Fargo Capital Finance, Sixth Amendment to the Credit and Security Agreement.

SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment"), dated April 3rd, 2012, is entered into by and between CUI, Inc. ("Company"), and Wells Fargo Bank, National Association (as more fully defined in Exhibit A of the Agreement, "Wells Fargo"), acting through its Wells Fargo Business Credit operating division.

RECITALS

Company and Wells Fargo are parties to a Credit and Security Agreement dated as of July 28, 2010 (as it has been or may be amended from time to time, the "Agreement"). Capitalized terms used in this Amendment have the meanings given to them in the Agreement, as amended, unless otherwise specified.

Company has requested that certain amendments be made to the Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Line of Credit Maturity and Termination Dates. Section 1.1(b) is amended in its entirety to read as follows:

1.1(b) Line of Credit Maturity and Termination Dates. Company may request Line of Credit Advances from the date that the conditions set forth in Section 3 are satisfied until the earlier of: (i) July 31, 2015 (the "Line of Credit Maturity Date"), (ii) the date Company terminates the Line of Credit, or (iii) the date Wells Fargo terminates the Line of Credit following an Event of Default. (The earliest of these dates is the "Termination Date.")

2. Borrowing Base. Section 1.2(a)(iv) is amended in its entirety to read as follows:

(iv) a minimum ongoing availability requirement of $100,000, less

3. Interest Rates Applicable to Line of Credit. Section 1.6(a) is amended in its entirety to read as follows:

(a) Interest Rates Applicable to Line of Credit. Except as otherwise provided in this Agreement, the unpaid principal amount of each Line of Credit Advance evidenced by the Revolving Note shall accrue interest at an annual interest rate calculated as follows:

Floating Rate Pricing

The "Floating Rate" for Line of Credit Advances = An interest rate equal to Daily Three Month LIBOR plus 3.25%, which interest rate shall change whenever Daily Three Month LIBOR changes;

4. Minimum Interest Charge. Section 1.6(b) is amended in its entirety to read as follows:

1.6(b) Minimum Interest Charge. Notwithstanding the other terms of Section 1.6 to the contrary, and except as limited by the usury savings provision of Section 1.6(e), Company shall pay Wells Fargo at least $200,000 of interest for each 12-month period (or portion thereof; prorated for partial periods) between the date of the initial Advance and July 31, 2012 and at least $50,000 of interest for each 12-month period (or portion thereof; prorated for partial periods) between August 1, 2012 and the Termination Date (the "Minimum Interest Charge"). Company shall pay any deficiency between the applicable Minimum Interest Charge and the amount of interest otherwise payable on each anniversary of the initial Advance and on the Termination Date. When calculating this deficiency, the Default Rate set forth in Section 1.6(c), if applicable, shall be disregarded.

5. Unused Line Fee. Section 1.7(b) is amended in its entirety to read as follows:

1.7(b) Unused Line Fee. Company shall pay Wells Fargo an annual unused line fee of one-quarter percent (0.25%) of the daily average of the Maximum Line Amount reduced by outstanding Line of Credit Advances (the "Unused Amount"), from the date of this Agreement to and including the Termination Date, which unused line fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.

6. Minimum Book Net Worth (Company only). The following language is hereby deleted from Section 5.2(a) of the Credit Agreement:

It is anticipated that Company may in the first quarter of 2012 receive an equity infusion from its parent, CUI Global, Inc. Lender and Borrower agree that from and after the date of any such infusion, the above Minimum Book Net Worth covenant will (for each month end) be automatically increased by the amount of such equity infusion.

7. Minimum Debt Service Ratio (Company only). Section 5.2(c) of the Agreement is hereby deleted in its entirety.

8. Minimum Debt Service Coverage Ratio (CUI Global, Inc. and subsidiaries, including Company). Section 5.2(d) of the Agreement is hereby deleted in its entirety.

9. Fees and Expenses. Company shall pay all fees and expenses, including attorney fees, incurred by Wells Fargo in connection with this Amendment. Company hereby agrees that Wells Fargo may make an Advance to Company under the Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Conditions Precedent. This Amendment shall be effective when signed by Wells Fargo and Company and acknowledged by the Guarantor, and Wells Fargo has received a fully executed original or facsimile hereof.

11. Representations and Warranties. Company hereby represents and warrants to Wells Fargo as follows:

(a) Company has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms.

(b) All of Company's representations and warranties contained in the Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

12. References. All references in the Agreement to "this Agreement" shall be deemed to refer to the Agreement as amended hereby, and any and all references in the Security Documents to the Agreement shall be deemed to refer to the Agreement as amended.

13. Release. Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo and any affiliated corporations, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all known claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured.

14. Counterparts; PDF and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. This Amendment may be delivered by facsimile or PDF, and when so delivered will have the same force and effect as delivery of an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ______________________
Rodney S. Davis, Vice President

CUI, INC.

By: ______________________
Print Name: DANIEL N. FORD
Title: VP / CFO

GUARANTOR'S ACKNOWLEDGMENT AND AGREEMENT

The undersigned guarantor of the indebtedness of CUI, Inc.("Company") to Wells Fargo Bank, National Association ("Wells Fargo"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligation to Wells Fargo pursuant to the terms of its Guaranty; and (iv) acknowledges that Wells Fargo may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of Company, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of Company's present and future indebtedness to Wells Fargo.

CUI Global, Inc.

By: ______________________

Print Name: DANIEL N. FORD

Title: CFO